EXHIBIT 99.1
Investor Meeting November 6, 2007 Chillicothe, Ohio

Forward-Looking Statement Certain statements made in writing or orally by representatives of the Company at this meeting may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company makes such statements based on assumptions which it believes to be reasonable, there can be no assurance that actual results will not differ materially from the Company's expectations. Please refer to the Company's 2006 Annual Report and to the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the identification of certain important factors which could cause the Company's results to differ from any results which might be projected, forecasted or estimated in any such forward-looking statements.

Agenda Glatfelter Overview Business Unit Review New Product Development Focus Timberland Strategy Financial Review Summary

Glatfelter Company Snapshot

Two Business Units:	Specialty Papers Composite Fibers
Net Sales:	~$1.1 billion
Key Product Offerings:	Papers for tea bags, coffee filters, trade book publishing, specialized envelopes, postage stamps, overlay papers, digital imaging applications and carbonless products
Production Capacity:	~775k short tons per annum
Production Facilities:	Seven production facilities located in the U.S., Europe and the Philippines
Timberlands Owned / Managed:	~70,000 acres located in Pennsylvania, Delaware and Virginia
Employees Worldwide:	~3,700

2007 Segment Breakdown*

($ in millions)



GLT Specialty Papers
$793
70%
30%
GLT Composite Fibers
$336

Total Sales: $1.1 Billion

* Trailing 12 months

Our vision at Glatfelter is to become the global supplier of choice in Specialty Papers and Engineered Products.

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The Glatfelter Advantage Large Producers Largely commodity focused/dependent Global reach Mass markets Slow response Internally focused Manufacturing- centric Limited product range Regional presence Customer centric Limited capabilities Small, high-cost mills Financially unstable High-value ... Niche products Customer-centric/NPD emphasis Global reach Responsive to customer's changing needs Relentless cost reduction Financially strong Small Producers Glatfelter Uniquely positioned specialty paper company

Excellent Relationships with Blue-Chip Customers Random House Composite Fibers Specialty Papers

As a specialty paper producer, Glatfelter realizes significantly higher per ton prices on its products. Average 2006 Prices per Ton Source: Forest Web. Note: Market Pulp and Newsprint prices quoted in U.S. dollars per metric tonne; all other paper products are quoted in U.S. dollars per ton. Focused on Specialty Papers

Global Manufacturing and Distribution

GLATFELTER
Beyond Paper



Scaër, France
Gernsbach, Germany
Lydney, UK
York, PA
Spring Grove, PA
Pisgah Forest, NC
Fremont, OH
Chillicothe, OH
Suzhou, China
Hong Kong, China
Lanao del Norte, Philippines
Sales Offices
Production Facilities
Glatfelter End-Markets

Glatfelter operates globally with production facilities located in the U.S., Europe and the Philippines, and it markets products into ~80 countries worldwide.

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Agenda Glatfelter Overview Business Unit Review New Product Development Focus Timberland Strategy Financial Review Summary

Specialty Papers Business Unit Chillicothe, OH Spring Grove, PA

Specialty Papers Business Unit
Leading Positions in Niche Markets

GLATFELTER
Beyond Paper

Specialty Papers (70% of Sales)

Key Products

- Fine Book Publishing papers
- Envelope and Converting papers
- Engineered Products
  - Digital Imaging
  - Casting & Specialty Release
  - Pressure Sensitive
- Carbonless papers

Key Facts (Trailing 12 months)

- 2007 Net Sales: $793 million
- 2007 Tons Sold: ~744k tons
- 2007 Avg. Price: ~$1,066 / ton

Estimated Segment Position

Book Publishing	#1
Postal Applications	#1
Playing Cards	#1
Greeting Cards	#1
Carbonless Products	#2




Tim Russert
Our Fathers


The
Innocent
Man
JOHN
GRISHAM


CHARLES
FRAZIER





Specialty Papers focuses on papers for the production of high-quality hardbound books, envelopes, carbonless papers and other highly engineered paper products.

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Specialty Papers Business Unit
Market Overview

Net Sales



$357,989
$337,436
$380,923
$693,660
2003
2004
2005
2006

Net Sales by Market Segment

In millions	2003	2004	2005	2006
Book Publishing	$ 170	$ 143	$ 157	$ 167
Carbonless & Forms	$ -	$ -	$ -	$ 267
Envelope & Converting	$ 74	$ 81	$ 92	$ 103
Engineered Products	$ 107	$ 113	$ 130	$ 137
Other	$ 7	$ -	$ 2	$ 20
Total	$ 358	$ 337	$ 381	$ 694

Market Outlook

- Book Publishing market growth approximates GDP
  - GLT market leadership enables growth in excess of GDP
- Carbonless market declining 8% – 10% per year
  - Sheet market declining at slower rate; Digital segment is growing
  - GLT new product development capabilities and distribution channel are driving growth of non-carbonless products
- Envelope market declining approximately 3% per year
  - GLT's regional strategy is driving growth despite overall market trends
- Engineered Products market overall growth approximates GDP
  - Industry consolidation providing additional specialty opportunities

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Specialty Papers Business Unit Strategic Priorities Implement cost reduction initiatives Successfully executing Chillicothe improvement plan Implementing Phase II cost reduction Improve business processes Building and deploying continuous improvement capabilities throughout entire business unit Leveraging Spring Grove best practices Maintain market leadership position in customer service Enhance product mix Growing EP, Book, Envelope and Forms to replace declining Carbonless volumes Utilizing new product development capabilities to replace lost volume Growing digital printing applications Specialty Papers results will be driven by successful execution of cost reduction initiatives and leveraging new product development capabilities.

Composite Fibers Business Unit Gernsbach, Germany Lydney, U.K. Scaer, France

Composite Fibers Business Unit
Leading Positions in Niche Markets

GLATFELTER
Beyond Paper

Composite Fibers (30% of Sales)

Key Products

- Tea bag/coffee filter papers
- Overlay papers for countertops, furniture & laminate flooring
- Metallized papers (beverage labels)
- Technical specialties

Key Facts (Trailing 12 months)

- 2007 Net Sales: $336 million
- 2007 Tons Sold: ~72k tons
- 2007 Avg. Price: ~$4,667 / ton

Estimated Segment Position

Tea Bags & Coffee Filters	#1
Metallized Products	#2
Composite Laminates	#1









Composite Fibers utilizes an array of specialized fibers to create highly specialized papers.

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Composite Fibers Business Unit Market Overview 2003 2004 2005 2006 Net Sales 165389 205232 198137 292751 Market Outlook Tea & Coffee market growing approximately 5% per year Stronger growth in Coffee products Tea growing in Eastern Europe, Middle East, and Asia GLT market leadership, superior technical service, and product range provide significant growth opportunity Composite Laminates market expected to grow approximately 5% per year Excess market capacity limits growth opportunities Metallized market growing approximately 5% per year GLT market leader in Europe GLT is recognized as quality and service leader Technical Specialties market growth approximates GDP GLT has flexible capabilities and NPD focus Net Sales Net Sales by Market Segment

Composite Fibers Business Unit Strategic Priorities Capture world wide growth in core markets Achieve productivity improvements of 2% per year Target capital investments to upgrade existing facilities Consider other capacity expansion options Extend innovation leadership in all segments to enhance product mix Utilizing new product development capabilities across business unit to improve profitability Composite Fibers results will be driven by ability to effectively grow capacity and leverage NPD capabilities to serve expanding markets.

Agenda Glatfelter Overview Business Unit Review New Product Development Focus Timberland Strategy Financial Review Summary

Executing Our Strategy to Drive Sustainable Growth Product Innovation Keys to NPD Success Culture of innovation drives Volume growth Mix improvement Market share gains Margin expansion Strategic spending on R&D Approx. $8 million per year Reduced time-to-market by 25% Disciplined innovation process Profitability benchmarks Tighter integration with operating units Top 10 new product focus list Extensive customer involvement We continue to exceed our annual goal of 50% of revenue generated from the sale of new products. Note: New product revenue includes products developed, enhanced, or improved within the five previous years.

Agenda Glatfelter Overview Business Unit Review New Product Development Focus Timberland Strategy Financial Review Summary

Glatfelter's timberland monetization plan is expected to provide pre-tax proceeds in excess of $150 million. Timberlands Overview ~70,000 acres located in Pennsylvania, Delaware and Virginia Plan to monetize substantially all acreage over next two to four years Estimated pre-tax proceeds in excess of $150 million Sold 5,923 acres in 2006 for $17.1 million; expect sales of $80 million in 2007 Proceeds to be used to pay down debt Glatfelter Timberlands PA VA DE Executing Our Strategy to Drive Sustainable Growth Maximize Value of Timberland Portfolio

Agenda Glatfelter Overview Business Unit Review New Product Development Focus Timberland Strategy Financial Review Summary

Executing Our Strategy is Driving Improving Profitability 2003 2004 2005 2006 Q3'06 YTD Q3'07 YTD EPS 0.25 0.3 0.35 0.55 0.32 0.52 Adjusted earnings increased 57% in 2006 vs. 2005 with a three year CAGR of 30%. 30% CAGR

Net Sales Financial Highlights ($ in millions) ($ in millions) Adj. EBITDA* / % Margin Glatfelter effectively managed through severe market conditions in 2003 and positioned the company for growth. Acquisitions in 2006 and improving market fundamentals driving EBITDA increases in 2006 and 2007. * Note: Adjusted EBITDA is calculated by deducting one-time income & expenses that do not form a part of the company's core business. Some of these one-time items include (1) gains from timberland sales (2) insurance recoveries (3) reserves for environmental matters (4) debt redemption charges (5) acquisition & integration costs and (6) shutdown & restructuring charges.

2004 2005 2006 2007 Q1 -2.4 Q2 -6.3 Q3 3.3 Q4 4 Q1 4.8 Q2 -1.7 Q3 5.4 Q4 2 Q1 6.5 Q2 -5.9 Q3 10.1 Q4 8.3 Q1 6.7 Q2 -2.3 Q3 14.7 Q4 Specialty Papers Operating Income 2004 2005 2006 2007 Specialty Papers improved operating income driven by progress with Chillicothe acquisition and effective cost management.

Composite Fibers Operating Income 2004 2005 2006 2007 Q1 3.9 Q2 3.1 Q3 5.9 Q4 5.5 Q1 3.8 Q2 1.9 Q3 1.9 Q4 3.2 Q1 3.1 Q2 3.1 Q3 5.1 Q4 6.2 Q1 5 Q2 6.8 Q3 8.2 Q4 2004 2005 2006 2007 Improving profitability driven by synergies associated with the Lydney acquisition.

Q3 2007 Highlights Specialty Papers operating income improved 46% compared to Q3'06 Chillicothe improvement initiatives progressed during the quarter Strong operating performance in Spring Grove Selling prices improved from Q3'06 (flat to Q2'07) but more than offset by rising input costs Composite Fibers operating income increased 60% compared to Q3'06 Selling prices and product mix improved Continued strong shipments of Food & Beverage products Includes $1.4 million benefit from one-time items Recognized one-time tax benefit of $5.3 million from tax law change in Germany Closed $2.5 million of timberland sales during the quarter Net debt decreased $34.4 million during the quarter to $353.3 million

From January 1, 2004 to October 31, 2007 41% 8% We are Delivering Value to Glatfelter's Shareholders Note - Peer Group consists of the following: Bowater, Inc., Chesapeake Corp., MeadWestvaco Corp., Pope and Talbot, Inc., Potlatch Corp., Schweitzer-Mauduit International, Inc., and Wausau Mosinee Paper Mills Corp.

Agenda Glatfelter Overview Business Unit Review New Product Development Focus Timberland Strategy Financial Review Summary

Well positioned for Shareholder Value Creation Focus Specialty, high value-added niche market products. Mix shift toward higher growth, higher profit segments. The Glatfelter Advantages Innovation Strong new product development platform. Long-standing relationships with blue chip customers. The supplier of choice in specialty papers. Profitability Higher EBITDA margins than commodity products. Track record of improving financial performance. Scale Leading positions in key markets. Global manufacturing and distribution capabilities. Relationships Track Record 41% return to shareholders over past four years. Glatfelter is well positioned to drive shareholder value.

Priorities for Continued Value Creation Specialty Papers - Implement cost reduction initiatives, enhance customer service and leverage NPD to replace decline in Carbonless products. Execute Strategic Priorities Maintain Financial Flexibility Selective Reinvestments Committed to repayment of debt with proceeds from timberland sales to improve financial flexibility. Disciplined approach to selective reinvestment. We approach 2008 as a stronger company with a clear plan to maintain the momentum and establish a new generation of growth for Glatfelter's shareholders. Composite Fibers - Drive productivity improvements and grow capacity to serve growing markets.

Appendix

Capitalization

Reconciliation of GAAP earnings with adjusted earnings